UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2006
BAIRNCO CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	1-8120 (Commission File Number)	13-3057520 (IRS Employer Identification No.)

300 Primera Boulevard, Suite 432 Lake Mary, FL (Address of principal executive offices)		32746 (Zip Code)
(407) 875-2222
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: ASSET PURCHASE AGREEMENT
EX-10.2: NONCOMPETITION AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement
     In connection with the consummation of the transaction described in Item 2.01, Bairnco Corporation (the “Company”), through its wholly-owned subsidiary Southern Saw Acquisition Corporation (“Buyer”), entered into an asset purchase agreement with Southern Saw Holdings, Inc. (“Holdings”), and Southern Saw Service, L.P. (“Southern Saw,” collectively with Holdings, the “Sellers,” and each of Southern Saw and Holdings, without distinction, a “Seller”) dated October 11, 2006 (the “APA”). The APA was joined in by Kasco Corporation, the parent corporation of Buyer, as Buyer’s Guarantor, by execution of the Joinder of Buyer’s Guarantor, which is attached as an exhibit to the APA. The description of the APA contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the APA, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
     Also in connection with the transaction discussed in Item 2.01, the Company, through its wholly-owned subsidiary Southern Saw Acquisition Corporation, entered into a noncompetition agreement with Sellers dated as of October 11, 2006 (the “Noncompetition Agreement”). Under the terms of the Noncompetition Agreement, Sellers agreed that for a period of 5 (five) years, they would be prohibited from, directly or indirectly, (i) competing with the Company or otherwise engaging in certain types of business related to sharp edge blade products and (ii) soliciting or hiring any person who as of the date of the Noncompetition Agreement was an employee of Holdings. The description of the Noncompetition Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Noncompetition Agreement, which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On October 11, 2006, the Company consummated the acquisition of certain assets and assumption of certain liabilities of Sellers (the “Acquisition”). The transaction was effective at October 1, 2006. The consideration paid consisted of approximately US$14.0 million. The purchase price is also subject to a post-closing adjustment.
     In the Acquisition, the Company acquired certain assets and assumed certain liabilities of the Sellers consisting of, among other things, trade accounts receivable and trade accounts payable, inventories, prepaid expenses and deposits, fixed assets and service equipment used by Southern Saw in the conduct of its business, certain real property of Southern Saw, intangibles and goodwill of the business, the right to hire employees of the Sellers, pre-closing insurance benefits and claims against third parties relating to the assets, certain accrued liabilities and certain other liabilities.
     There is no material relationship between the Company, its affiliates or any officer or director of the Company, on the one hand, and any of the Sellers, on the other hand.
Item 8.01 Other Events
     On October 12, 2006, the Company issued a press release, a copy of which is filed as Exhibit 99.1 and is incorporated by reference herein, announcing the Acquisition described in Item 2.01, and the Board of Directors’ determination, following a comprehensive review of strategic alternatives, and with the assistance of its financial advisor, that it is in the best interests of the Company’s shareholders that the Company remain independent and continue to implement its strategic plan.
Item 9.01 Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Exhibit 10.1	Asset Purchase Agreement among Southern Saw Acquisition Corporation, Southern Saw

Holdings, Inc. and Southern Saw Service, L.P., dated as of October 11, 2006.

Exhibit 10.2	Noncompetition Agreement among Southern Saw Service, L.P., Southern Saw Holdings, Inc., and Southern Saw Acquisition Corporation, dated as of October 11, 2006.

Exhibit 99.1	Press Release, dated as of October 12, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION
By:	/s/ Kenneth L. Bayne
	Name:	Kenneth L. Bayne
	Title:	Chief Financial Officer

Date: October 13, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Asset Purchase Agreement among Southern Saw Acquisition Corporation, Southern Saw Holdings, Inc. and Southern Saw Service, L.P., dated as of October 11, 2006.

10.2	Noncompetition Agreement among Southern Saw Service, L.P., Southern Saw Holdings, Inc., and Southern Saw Acquisition Corporation, dated as of October 11, 2006.

99.1	Press Release, dated as of October 12, 2006.

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